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                                                                     EXHIBIT 5.0

                                     Law Offices
                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                      12th Floor
                                734 15th Street, N.W.
                               Washington, D.C.  20005
                               Telephone (202) 347-0300

                                    August 5, 1997


Board of Directors
Ocwen Financial Corporation
The Forum, Suite 1000
1675 West Palm Beach Boulevard
West Palm Beach, Florida 33401

    Re:  Registration Statement on Form S-1;
         File Nos. 333-28889 and 333-28889-01

Ladies and Gentlemen:

    We have acted as special counsel to Ocwen Financial Corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (Nos. 333-28889 and 333-28889-01) (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of $125,000,000 aggregate principal amount of Junior Subordinated Debentures (the "Debt Securities") of the Company, $125,000,000 aggregate liquidation amount of Capital Securities (the "Capital Securities") of Ocwen Capital Trust I, a business trust created under the laws of the State of Delaware (the "Issuer"), and the Guarantee with respect to the Capital Securities (the "Guarantee") to be executed and delivered by the Company for the benefit of the holders from time to time of the Capital Securities. Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

    In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, including the form of Underwriting Agreement and such certificates or comparable documents of public officials, of officers and representatives of the Company as we have deemed relevant or necessary as a basis for the opinions hereinafter se forth.

    In such examination, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or

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Board of Directors
August 5, 1997
Page 2

photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers of the Company, and we have examined the representations and warranties of the Company contained in the Underwriting Agreement and have relied upon the accuracy and completeness of the relevant facts stated therein without independent verification.

    Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, when:

         (i)  the Registration Statement has become effective under the Act;

         (ii) the Guarantee Agreement relating to the Guarantee with respect to the Capital Securities of the Issuer has been duly executed and delivered;

         (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement; and

         (iv) the Capital Securities have been duly executed in accordance with the Amended and Restated Declaration of Trust of the Issuer and issued and delivered as contemplated in the Registration Statement, the Debt Securities and the Guarantee relating to the Capital Securities of the Issuer will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    We understand that you have received an opinion regarding the Capital Securities from Richard, Layton & Finger, special Delaware counsel for the Company and the Issuer. We are expressing no opinion with respect to the matters contained in such opinion.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus.

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Board of Directors
August 5, 1997
Page 3

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                  Very truly yours,

                                  ELIAS, MATZ, TIERNAN & HERRICK L.L.P



                                  By: /s/ Gerard L. Hawkins
                                      ---------------------------------
                                      Gerard L. Hawkins, a Partner